PRICING SUPPLEMENT NO. 19                                  Rule 424(b)(3)
DATED: February 23, 1998                                File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and rospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $25,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]     Certificated Notes [_]
February 26, 1998

Maturity Date:
February 23, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:

                                              Optional             Optional
                       Redemption             Repayment            Repayment
Redeemable On          Price(s)               Date(s)              Price(s)
-------------          -----------            ---------            ---------

N/A                    N/A                    N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.125%
-----------------------------------------

*        The 23rd of each month.

**       The 23rd of each month.

***      The one-month LIBOR rate on February 24, 1998 plus 12.5  basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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